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                                                           EXHIBIT 10(I)(a)(xxv)











                        AMERICAN GREETINGS KEY MANAGEMENT
                              ANNUAL INCENTIVE PLAN

                                FISCAL YEAR 2004





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                        AMERICAN GREETINGS KEY MANAGEMENT
                              ANNUAL INCENTIVE PLAN

During Fiscal Year 2004, American Greetings must continue to grow revenue, improve profit margins and optimize our assets.

To address these challenges, we must concentrate our efforts on achieving our 2004 business goals and reward performance that contributes to the Company's success. And, we need to continue to create value for our shareholders. An important part of value creation is our ability to grow earnings and demonstrate to investors that we will continue to be a strong business. As a member of the American Greetings management team, you play an important role in meeting these goals. You have the potential to have an impact on our success. As a result, you have a financial stake in our ability to achieve these goals.

This brochure provides an overview of the Key Management Annual Incentive
Plan -- a valuable component of your total compensation package. In addition, your Fiscal Year 2004 Annual Incentive Plan Statement -- located in the back pocket of this brochure -- provides details about the Plan goals and targets for your position within your business unit. It also gives a detailed example of the incentive calculation. Together, these documents provide the information you need to understand the Plan so you can maximize your annual incentive.


                                TABLE OF CONTENTS

ELIGIBILITY...........................................1

HOW THE PLAN WORKS....................................2

         YOUR INDIVIDUAL TARGET INCENTIVE.............2

         BUSINESS UNIT PERFORMANCE....................3

         CORPORATE PERFORMANCE........................5

         HOW AWARDS ARE CALCULATED....................6

         INDIVIDUAL PERFORMANCE.......................7

QUESTIONS.............................................8



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[X] ELIGIBILITY

You are eligible to participate in the Annual Incentive Plan if you are a Key Manager or Officer in one of the following business units:

---------------------------------------- --------------------------------------------------------------------
Business Units...                        Includes Key Managers and Officers in...
---------------------------------------- --------------------------------------------------------------------
Corporate                                Consolidated Departments that support
                                         the entire organization (typically
                                         located at World Headquarters) such as
                                         Finance, Legal, Human Resources, ISD,
                                         etc.
---------------------------------------- --------------------------------------------------------------------
North American Greeting Card Division    The entire business unit
(NAGCD)
---------------------------------------- --------------------------------------------------------------------
Carlton Retail                           Carlton Cards Retail (U.S.) and Carlton Cards Retail (Canada)
---------------------------------------- --------------------------------------------------------------------
UK Greetings Ltd.                        Carlton UK, Hanson White, Camden Graphics, Gibson UK, Xpressions,
                                         EMS Publications
---------------------------------------- --------------------------------------------------------------------
AGI Schutz                               The entire business unit
DateWorks
DesignWare/Balloon Zone
Gift Wrap & Specialty
GuildHouse
Learning Horizons
Magnivision
Plus Mark
Carlton Mexico
John Sands Group
S.A. Greetings
---------------------------------------- --------------------------------------------------------------------

If you participate in another Company sponsored annual incentive plan, you are not eligible to participate in the Key Management Annual Incentive Plan.

Key Managers include individuals in Key Manager 1 and Key Manager 2 positions. Officers include Corporate-level Executive Directors, Vice Presidents, Senior Vice Presidents, President & Chief Operating Officer, Chief Executive Officer, Chairman of the Board and any other position(s) that may be designated.

If you are hired during the plan year -- defined as the American Greetings fiscal year ending February 29, 2004 -- and are eligible to participate in the Key Management Annual Incentive Plan, you will receive a prorated incentive payout based on the period of time you participated in the Plan. If you are promoted or you move from one business unit to another during the year, your individual target incentive, base earnings, business unit earnings goal and corresponding performance multiplier may change. If any of these do change, your incentive will be calculated based on the targets, base earnings, plan provisions and actual earnings performance for each business unit you participated in on a prorated basis and rounded to the nearest full month.

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If you voluntarily or involuntarily leave American Greetings before the completion of the plan year, you will forfeit your Key Management Annual Incentive Plan award for that year. If your employment ends during the plan year because you elect to retire after age 60, take a leave of absence, suffer a permanent disability or die, your incentive payout will be prorated to the nearest full month based on the actual period you participated in the Plan during the year.

[X] HOW THE PLAN WORKS

The Key Management Annual Incentive Plan is designed to focus on those performance factors that will enable American Greetings to be successful. Two of the keys to our success are our earnings and stock performance. Earnings performance and value creation will ensure we remain a major competitor in our industry. The Key Management Annual Incentive Plan will measure each business unit's earnings performance and our corporate earnings per share performance and will reward you for your performance when defined goals and objectives are achieved.

The actual incentive you receive will be based on your individual target incentive, your business unit's achievement of its earnings goal, corporate earnings per share performance and your individual performance.

Let's take a look at the components of the Plan and how it works.

YOUR INDIVIDUAL TARGET INCENTIVE

At the beginning of each fiscal year, an individual target incentive will be established for you based on your position. The target is a percentage of your base earnings. Your individual target incentive is shown on your Fiscal Year 2004 Annual Incentive Plan Statement.

For example, assume you are a Key Manager 1 with base earnings of $60,000. Your target incentive under the Plan is 10%, or $6,000 ($60,000 x 10%).

Your individual target is the incentive you will earn when both the business unit and the Corporation achieve their goals. This means that your incentive opportunity based on business unit performance is 50% of the target or $3,000 and your incentive opportunity based on the Corporation's performance is 50% of the target or $3,000 -- for a total individual target opportunity of 10% or $6,000.

If your business unit's performance is above or below goal, the amount calculated for the business unit component will be increased or decreased. The resulting amount is used as the basis for calculating your corporate incentive opportunity based on corporate earnings per share performance.

DEFINING BASE EARNINGS

Your base earnings are referred to throughout this brochure and are defined as your base salary earnings during the fiscal year. Base earnings exclude health and welfare benefits, bonus and incentive payments, overtime and other indirect compensation. Base earnings for Plan participants outside the U.S. may be defined differently and may vary by country.


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BUSINESS UNIT PERFORMANCE

At the beginning of each fiscal year, the American Greetings Board of Directors approves the corporate earnings goal for the fiscal year. This goal provides the context from which each business unit sets its earnings goal.

Your business unit's actual earnings will be measured at the end of the fiscal year. Actual earnings results will be expressed as a percentage of the earnings goal. If your business unit's results exceed or fall below the earnings goal, Plan payouts will be adjusted:

- BELOW TARGET PERFORMANCE. If your business unit's earnings results do not meet a minimum level of performance -- the performance threshold -- no payouts will be made to participants in your unit. Actual performance between threshold and goal will result in a reduced payout.

- TARGET PERFORMANCE. When business unit results meet the earnings goal, you are eligible to receive 100% of the business unit incentive.

- ABOVE TARGET PERFORMANCE. When business unit results exceed the earnings goal, you are eligible to receive up to 200% of the business unit incentive. This provides a significant opportunity for increased financial rewards.

If your business unit has met or exceeded the performance threshold level of earnings, and actual performance is above or below goal, a business unit performance multiplier will be used to calculate your incentive.

EARNINGS GOALS FOR BUSINESS UNITS

The Board of Directors approves the earnings goal for the Corporation at the beginning of each year. Business unit earnings goals are based on the growth opportunities and challenges of each business unit. These goals support our business objectives. For example, some business units have high growth opportunities and low operating costs. As a result, their earnings goal may be higher than other business units. Other units may have lower earnings goals.

Business unit earnings goals may change from year to year based on each unit's performance challenges.

PERFORMANCE BELOW THRESHOLD

If your business unit's actual earnings result falls below the earnings performance threshold for the fiscal year, no incentive payouts will be made. This plan feature is key to our performance-based compensation philosophy -- ensuring that our incentive pay reflects the performance of our business units.

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BUSINESS UNIT PERFORMANCE MULTIPLIER

At the beginning of the fiscal year, each business unit is given a performance multiplier. This multiplier is used to calculate the incentive when performance is above or below goal, after the performance threshold has been achieved. The business unit performance multiplier supports our compensation philosophy of linking compensation to performance that contributes to our business objectives.

The business unit performance multiplier -- shown on your Fiscal Year 2004 Annual Incentive Plan Statement -- incrementally increases your individual target incentive opportunity for business unit performance above goal. It also incrementally decreases your target incentive opportunity for business unit performance below goal. The increments are based on the percentage that actual earnings results are above or below the earnings goal. Of course, the performance threshold must be achieved for any incentive to be earned.

HOW THE MULTIPLIER IS USED

Once each business unit's fiscal year earnings performance has been measured, the performance multiplier will be applied based on the actual performance achieved, and will be used to help calculate your incentive opportunity.

For example, assume your business unit is given a performance multiplier of 4 at the beginning of the year, and the unit's final fiscal year-end earnings result is 110% of the earnings goal.

The business unit performance multiplier adjusts your individual incentive opportunity based on your business unit's performance:

---------------------------------------------------------------------------
     100%        +   (      4       X         10%  )  =       140%
 Earnings Goal         Business           Earnings          Business
                         Unit            Above Goal           Unit
                     Performance                            Incentive
                      Multiplier                           Opportunity

      YOUR PERFORMANCE MULTIPLIER

      IT'S IMPORTANT TO NOTE THAT PERFORMANCE MULTIPLIERS VARY BY
      BUSINESS UNIT. DETAILS ABOUT YOUR PERFORMANCE MULTIPLIER ARE
      SHOWN ON YOUR FISCAL YEAR 2004 ANNUAL INCENTIVE PLAN STATEMENT.
------------------------------------------------------------------------ --

The illustration on page 5 shows the potential business unit incentive opportunity for a participant under the Plan. This illustration assumes a business unit performance multiplier of 4 and a performance threshold of 90% of goal.

In this example, if actual earnings results are 90% of goal, the business unit incentive opportunity will be 60% [100% - (4 x 10%)]. Therefore, the business unit incentive opportunity for this individual will be 60% of his or her target business unit incentive.

However, if actual earnings results are 110% of goal, the business unit incentive opportunity will be 140% [100% + (4 x 10%)].


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[BUSINESS UNIT GRAPH]
[graph describing possible business unit payout maximums]

CORPORATE PERFORMANCE

At the beginning of each fiscal year, the American Greetings Board of Directors will approve a corporate earnings per share goal for the year. Corporate earnings per share will be measured at the end of the year. You are eligible for additional incentive earnings based on the Corporation's actual performance compared to this goal. Any such earnings are calculated as a multiple of your incentive opportunity calculated under the business unit component of this plan.

- If the actual corporate earnings per share performance is less than 90% of the goal, a corporate performance multiplier of 1 will be applied to your business unit incentive opportunity (i.e., there are no additional earnings under the corporate performance component).

- If the actual corporate earnings per share performance is at least 90% of the goal -- but not greater than 100% of the goal -- a corporate performance multiplier of at least 1, but no more than 2, will be applied to your business unit incentive opportunity. The multiplier will be determined using this calculation:
     1 + [100% - (4 x % below goal)].

     For example, if your business unit incentive opportunity is $3,000, and actual corporate earnings performance is 95% of goal, your total incentive opportunity will be:

         BUSINESS UNIT INCENTIVE OPPORTUNITY               =     $3,000
         CORPORATE PERFORMANCE MULTIPLIER
         [1+ (100% - (4 X 5%)]                             =       X 1.8
         -------------------------------------------------      --------
         TOTAL INCENTIVE OPPORTUNITY                       =     $5,400

- If the corporate earnings per share goal is reached or exceeded, a corporate performance multiplier of 2 will be applied to your business unit incentive opportunity. Based on the prior example, your total incentive opportunity will be $6,000 ($3,000 x 2).

CORPORATE EARNINGS PER SHARE

It's critical that managers understand the importance of our earnings per share performance and how it leads to increased shareholder value. By delivering earnings per share at or above our Fiscal Year 2004 goal, we will build investor, shareholder and associate confidence.

Earnings per share is determined as income net of all interest and taxes divided by the total number of shares outstanding, as calculated on a fully diluted basis.


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HOW AWARDS ARE CALCULATED

At the end of American Greetings fiscal year, your business unit's actual earnings results will be measured and your incentive opportunity will be calculated. If American Greetings achieves at least 90% of our corporate earnings per share goal, your business unit incentive opportunity will be increased. Your actual incentive will then be determined based on your individual performance.

The following examples show how an actual incentive opportunity is calculated under different performance scenarios. It assumes a business unit multiplier of 4.

------------------------------------------------------------------------------------------------------------------------------
                                                                                   Performance to Goal
                                           Business Unit:    90% of Goal      95% of Goal      100% of Goal      110% of Goal
                                               Corporate:    85% of Goal      90% of Goal      100% of Goal      105% of Goal
------------------------------------------------------------------------------------------------------------------------------
ASSUMPTION:                                                    $60,000          $60,000           $60,000           $60,000
BASE EARNINGS
INDIVIDUAL TARGET INCENTIVE                                     x  10%           x  10%            x  10%            x  10%
                                                             ----------       ----------        ----------       -----------
INDIVIDUAL TARGET INCENTIVE OPPORTUNITY                         $6,000           $6,000            $6,000            $6,000
    (Individual Target Business Unit
    Opportunity = $3,000)
    (Individual Target Corporate
    Opportunity = $3,000)
------------------------------------------------------------------------------------------------------------------------------
CALCULATION:
BUSINESS UNIT OPPORTUNITY                                       $3,000           $3,000            $3,000            $3,000
    Adjusted for business unit earnings performance             x  60%           x  80%            x 100%            x 140%
                                                             ----------       ----------        ----------       -----------
    [100% +/- (4 x % above or below goal)]
                  =
    Business Unit Incentive Opportunity                         $1,800           $2,400            $3,000            $4,200

CORPORATE OPPORTUNITY
                  X
    Corporate Performance Multiplier                            x  1.0           x  1.6            x  2.0            x  2.0
                                                             ----------       ----------        ----------       -----------
    1 + [100% - (4 x % below goal)]
                  =
TOTAL INCENTIVE OPPORTUNITY                                     $1,800           $3,840            $6,000            $8,400

------------------------------------------------------------------------------------------------------------------------------
                                                                                ACTUAL PAYOUT ADJUSTED BASED
                                                                                  ON INDIVIDUAL PERFORMANCE


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INDIVIDUAL PERFORMANCE

At the end of the fiscal year, managers will assess each participant's performance compared to other participants within their business unit. As part of the performance management process, managers will determine the degree to which the participants achieved their goals and objectives defined at the start of the fiscal year. Using this assessment, managers will rank participants based on their relative performance and will adjust final Key Management Annual Incentive Plan incentive payouts. A certain percentage of participants will have their incentive increased while other participants will have their incentive reduced. However, most participants will receive the incentive payout that was calculated based on the Plan formula.

The following schedule shows how final incentive awards will be adjusted based on individual performance within business units.

This adjustment supports our compensation philosophy of providing significant reward opportunities for associates who achieve results that enable American Greetings to be successful. It strengthens our ability to reward performance that contributes to our overall corporate and business unit goals. And, it provides an effective tool that managers can use to reward top performers. Paying for performance helps to reduce a sense of "entitlement" -- that is, the expectation that when American Greetings does well, we will all be rewarded well, regardless of our own individual performance. Instead, the Plan provides a method for recognizing individuals based on relative contributions to American Greetings success.

   ----------------------------------------------------------------------------
      PERCENTAGE OF                  WILL                     PERCENTAGE
      PARTICIPANTS                 RECEIVE                   OF INCENTIVE
   -------------------- ------------------------------- -----------------------
           10%                                                   125%
                                 PERFORMANCE
                                  ADJUSTMENT
           20%                                                   110%

           60%                                                   100%

           10%                                                 0 TO 50%
   ----------------------------------------------------------------------------



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SUMMARY: THREE PERFORMANCE ADJUSTMENTS

Your actual incentive payout under the Key Management Annual Incentive Plan will be adjusted based on performance in three areas:

- Business Unit Performance Multiplier If your business unit's performance is above or below its earnings goal, a business unit performance multiplier will be used to calculate your adjusted incentive opportunity.

- Corporate Performance Multiplier If corporate earnings per share performance reaches or exceeds 90% of the goal, a corporate performance multiplier will be applied to your business unit incentive opportunity.

- Individual Performance Once your incentive opportunity is calculated, your business unit manager will assess your performance compared to other participants within your business unit. Based on this assessment, managers may adjust your incentive opportunity -- up or down -- to determine your final incentive payout.

[X] INCENTIVE PAYOUT

Incentive payouts earned in fiscal year 2004 will be distributed to participants within 60 days after the end of the fiscal year. Incentive payouts are subject to normal tax withholding at a standardized rate and will be deposited to a bank account of your choice.

CALCULATING PAYOUTS

For computation purposes, financial goals and actual performance results are rounded to the nearest $1,000. The percent of the financial goal achieved and the percent of target bonus earned is rounded to the nearest one-tenth of one percent. The actual incentive payout is rounded to the nearest dollar.

[X] QUESTIONS

If you have questions about the Key Management Annual Incentive Plan and how it works, please contact your manager. Your manager will work with you to ensure you understand the Plan so you can maximize your annual incentive.


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This brochure is intended only as a summary of the American Greetings Key
Management Annual Incentive Plan. Nothing in this brochure or the plan document should be construed to create or imply any contract of employment between an employee and American Greetings and its subsidiaries. No employee, former employee or any beneficiary shall have any right to payments under the American Greetings Key Management Annual Incentive Plan, except as specifically provided in the Plan.

American Greetings reserves the right to make changes to the Plan without prior notice to any of the Plan's participants. The Chief Executive Officer and Chairman are the only people who have the authority to alter or amend this Plan as is relates to any one participant. Any such alteration or amendment must be done in writing. No participant should rely on an alteration, amendment or modification to this Plan unless it is made in writing and is signed by the CEO or the Chairman.

For purposes of illustrating how the Plan works, hypothetical associates, target incentives, performance outcomes and incentive payments have been used in this brochure. The actual incentive, if any, will be based on the actual performance of American Greetings, its business units, and your individual performance.

This brochure and its contents are considered to be confidential and proprietary, and are for the sole use of current American Greetings employees.


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